Exhibit 10.3

Protocol No.: UCI 14-25 Plasma Exosome Concentration in Cancer Patients Undergoing Treatment

Protocol Target Accrual: 45                                                                              PI: Edward Nelson, MD

Short Title: Plasma Exosome Concentration in Cancer Patients Undergoing Treatment

Startup Charges

Event	Negotiated Charge

Protocol Set-Up & Administration Fees (Feasibility, Budget, Medicare Cost Coverage, IRB Application/Doc Prep, IRB Institutional Review Fee, Annual CRC Administrative Fees, and Study Supplies)	15,105.00

Subtotal:	15,105.00
Overhead Charges @ 0.0%:	0.00
Indirect Costs @ 26.0%:	3,927.30
Total Startup Charges:	19,032.30

Per Subject Visit Charges (Items include 26.0% indirect charges)

# occurances	Event	# of Subjects	Visit Reimbursement
1	Phlebotomy	45	84.00
1	Cancer Center Data Management	45	1,497.00
1	Study Oversight, Coordination, and Biostatistics	45	1,778.00
	Total Subject Charges (Maximum)		3,359.00

Direct Cost Subtotal for (1) Subjects:	2,665.87
Indirect Costs @ 26.0%:	693.13
Total Per Subject Charges for (1) Subjects	3,359.00
Total Per Subject Charges for (45) Subjects	151,155.00

Protocol Related Variable Passthrough Charges (Items include 26.0% indirect charges)

Event	Negotiated Charge
Protocol Annual Renewal Prep Fee (Payment triggered at IRB renewal. Includes study project management outside visit activities for sponsor site visits, IRB renewal prep, bill reconciliation, OnCore managment, SAE reporting, IRB modifications, close out and storage, etc.)	7,000.00
IRB Committee Renewal Review Fee	1,039.50
Consent Translation (Pass through cost, based on language and length of document)	TBD
Other Tests/Procedures not included above	TBD